                                                                   EXHIBIT 10.14





- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                  dated as of


                                 July 18, 1996
                                 -------

                                    between


                                MLC Group, Inc.,


                                                                       Borrower,

                                      and

                        NationsBanc Leasing Corporation,


                                                                         Lender.


                 Up to $2,000,000 of Lease-Collateralized Loans


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- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.  DEFINITIONS; USAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01 -- Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 -----------
         1.02 -- Usage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----

2.  PURCHASE OF NOTES; PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.01 -- Purchase of  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ------------------
         2.02 -- Procedure for Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -------------------------------
         2.03 -- Unused Line  Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------------

3.  SECURITY  FOR BORROWER'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.01 -- Security Interest in Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -------------------------------
         3.02 -- Set-Off Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 --------------

4.  PAYMENTS BY BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.01 -- How Payments Are Made  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ---------------------
         4.02 -- Right to Prepay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ---------------
         4.03 -- Mandatory  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ----------------------
         4.04 -- Interest on Past Due Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------------------------
         4.05 -- Limit on Interest Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------------------
         4.06 -- Payment of Partial Recourse Notes Upon Lease
                 --------------------------------------------
                 Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------

5.  BORROWER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.01 -- Corporate  Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------------
         5.02 -- Corporate Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------------
         5.03 -- Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 --------------
         5.04 -- Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------
         5.05 -- Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 --------------------
         5.06 -- Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -----
         5.07 -- Location of Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -------------------
         5.08 -- Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------------
         5.09 -- Absence of  ERISA Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------------------------
         5.10 -- Investment  Company Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------------

6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.01 -- Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------
         6.02 -- Inspection of Collateral and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------------------------------------
         6.03 -- Corporate  Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------------
         6.04 -- Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -----------
         6.05 -- Compliance  with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------------------
         6.06 -- Payment of  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------------
         6.07 -- Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ------------------------
         6.08 -- Maintenance of Property and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------------------------
         6.09 -- Lease Status Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------------------
         6.10 -- Notice of Lease Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------------
         6.11 -- Verification  of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------------------

7.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.01 -- Conditions to Purchase of Initial Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------------------------------------
         7.02 -- Conditions to Purchase of All Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------------------------

8.  EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.01 -- Events of  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------------------
         8.02 -- Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------

9.  BORROWER'S INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.01 -- Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------

10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         10.01 -- No Waivers: Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  -------------------------------
         10.02 -- Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  -------
         10.03 -- Transaction  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  ---------------------
         10.04 -- Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  ----------
         10.05 -- Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  ----------------------
         10.06 -- Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -------------
         10.07 -- Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  --------
         10.08 -- Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -------------------------
         10.09 -- Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  --------
         10.10 -- Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  ------------
         10.11 -- Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  ------------------
         10.12 -- Commercial Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -----------------------
         10.13 -- Time is of  the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -----------------------
         10.14 -- Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  ----------------
         10.15 -- Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  -----------------------
         10.16 -- Waiver of Trial by Jury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  -----------------------

Exhibit A-1      Form of Floating Rate Note (Full Recourse)
Exhibit A-2      Form of Floating Rate Note (Partial Recourse)
Exhibit A-3      Form of Fixed Rate Note (Full Recourse )
Exhibit A-4      Form of Fixed Rate Note (Partial Recourse)
Exhibit B        Form of Security Agreement
Exhibit C        Form of opinion of Borrower's counsel

                                CREDIT AGREEMENT


         This Credit Agreement is entered into as of July 18, 1996 by and between MLC Group, Inc. ("Borrower") and NationsBanc Leasing Corporation ("Lender").

         Borrower and Lender  agrees as follows:


                            1.  DEFINITIONS; USAGE

          1.01 -- Definitions. The following terms, when capitalized as below, have the following meanings in this Agreement:

         "Agreement": this Credit Agreement.

         "Basic Documents": this Agreement, the Security Agreement, and each Note and Supplement as executed and delivered.

         "Business Day": any day, other than a Saturday or Sunday, on which commercial banks are generally open for business in McLean, Virginia, and Atlanta, Georgia, and Lender is open for business in Atlanta, Georgia.

         "Collateral": the "Collateral" under the Security Agreement.

         "Commitment": Lender's commitment to purchase Notes, for an aggregate amount of up to $2,000,000.

         "Default": any event or condition that would become an Event of Default upon the giving of notice or lapse of time or both, or any Event of Default.

         "Dollars" and  "$":  United States dollars.

         "Equipment Cost":  Borrower's purchase price for an Equipment Portion.

         "Equipment Portion": the equipment leased to a Lessee under a particular Lease.

         "ERISA": defined in  Section 5.09.

         "Event of Default":  defined in  Section 8.01.

         "Event of Loss": defined in the Security Agreement.

         "Financed Amount" for a Lease: (a) the present value (discounted at the Interest Rate for the related Note) of the scheduled rental payments due under that Lease after the Funding

Date for that Note, or (b) if less, the Equipment Cost for that Lease.

         "Fixed Interest Rate": an interest rate equal to the Index Rate plus
(i) 2.95% per 365-day period for any Full Recourse Note, and (ii) 2.5% per 365-day period for any Partial Recourse Note.

         "Fixed Rate Notes": Notes bearing interest at the Fixed Interest Rate, which shall be in the form of Exhibits A-3 or A-4, or a note issued in exchange or replacement for such a note.

         "Floating Interest Rate": an interest rate equal to the Prime Rate plus 1% per 365-day period.

         "Floating Rate Notes": Notes bearing interest at the Floating Rate, which shall be in the form of Exhibits A-1 or A-2, or a note issued in exchange or replacement for such a note.

         "Full Recourse Notes": Notes issued by Borrower and purchased by Lender where (a) the Lessee under the related Lease has a Moody's bond rating of less than Baa or a Standard & Poor's Corporation bond rating of less than BBB or (b) the total Financed Amount with respect to such Lessee is greater than $300,000.

         "Funding Date": a date on which Lender purchases a Note.

         "GAAP": generally accepted accounting principles as in effect in the United States and applied on a basis consistent with that used in the preparation of the financial statements referred to in Section 5.05, except for changes therein with which Borrower's independent public accountants concur that are disclosed in the notes to the relevant financial statements.

         "Guarantors": Phillip G. Norton and Bruce M. Bowen, shareholders of Borrower.

         "Indemnitee": Lender, or any agent, employee, director, successor, or permitted assign of Lender.

         "Index Rate": the 3-year Treasury Constant Maturities Yield derived from the column under the heading "Week Ending" (for the more recent week) set forth in the Federal Reserve Statistical Release H.15 (519) issued for the week before the relevant Funding Date.

         "Interest Rate": an interest rate equal to (i) for any Fixed Rate Note, the Index Rate plus (a) 2.95% per 365-day period for any Full Recourse Note, and (b) 2.5% per 365-day period for any Partial Recourse Note, and (ii) for any Floating Rate Note, the Prime Rate plus 1% per 365-day period, in all cases computed on the basis of actual days elapsed.

         "Lease": a lease by Borrower, financed by Lender under this Agreement, of computer or medical equipment, owned by Borrower, to be located in the continental United States (excluding Alaska).

         "Lease Default": a Lessee's failure to pay any rental or other payment due under a Lease, in full, within 90 days after its due date, or any filing by or against a Lessee of any bankruptcy, insolvency, or similar proceeding.

         "Lessee": the lessee under a Lease.

         "Liabilities": defined in Section 9.01.

         "Lien": any mortgage, pledge, assignment, encumbrance, lien (statutory or other), or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any lease in the nature thereof).

         "Monthly Payment Date": for a Note: each monthly "anniversary" of the Funding Date for that Note (or the last day of the month, if there is no such "anniversary" date in a month); except that any Monthly Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

         "Monthly Period" for a Note: each period beginning on a Monthly Payment Date for that Note (or, for the first Monthly Period for a Note, beginning on the Funding Date for that Note) and ending on (but excluding, for the purpose of computing interest payable) the following Monthly Payment Date for that Note.

         "Note": Borrower's promissory note, which shall be either a Fixed Rate Note or a Floating Rate Note, or a note issued in exchange or replacement for such a note.

         "Officer's Certificate": a certificate signed in the name of Borrower (or, with respect to Section 6.04(c), of the Successor) by the chairman of the board, the president, a vice president, or the treasurer of Borrower (or the Successor).

         "Partial Recourse Notes": Notes issued by Borrower and purchased by Lender where (a) :he Lessee under the related Lease has a Moody's bond rating of Baa or better or a Standard & Poor's Corporation bond rating of BBB or better or the Lender, in its sole discretion, considers the Lessee, where no ratings exist, to have an equivalent rating, and (b) the total Financed Amount with respect to such Lessee is less than or equal to $300,000.

         "Permitted Lessee": defined in the Security Agreement.

         "Permitted Lien": defined in the Security Agreement.

         "Person": any individual, corporation, limited liability company, partnership, joint venture, or other legal or governmental entity.

         "Prepayment Fee": for a Fixed Rate Note: 1% of the principal amount being prepaid times the number of years or partial years originally scheduled (without regard to any prepayment) to be remaining in the term of that Note.
There is no Prepayment Fee for a Floating Rate Note.   For example, a
prepayment made when 15 originally-scheduled monthly payments remain on a Fixed Rate Note would trigger a Prepayment Fee of 2 % of the principal amount being prepaid. However, no Prepayment Fee shall be payable for the prepayment of a Note that it is prepaid because of an Event of Loss or Lease Default relating to that Note.

         "Prime Rate": the rate of interest publicly announced from time to time by NationsBank, N.A. (South), or its successor, as its "prime rate".

         "Regulatory Change": any change after the date of this Agreement in federal, state, or foreign law or regulations or the adoption or making after such date of any interpretations or directives applying to a class of banks or bank holding companies or their affiliates including NationsBank, N.A. or Lender of or under any federal, state, or foreign law or mandatory regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Security Agreement": the document by that name, between Borrower and Lender, substantially in the form of Exhibit B.

         "Successor": defined in Section 6.04(a).

         "Supplement": defined in Section 3.01.

         "Taxes" defined in the last sentence of Section 9.02(a).

         "Taxing Authorities": defined in the first sentence of Section
9.02(a).

         "Termination": defined in the Security Agreement.

          1.02 -- Usage.  Any  agreement or instrument referred to in  Section
1.01 means such agreement or instrument as from time to time supplemented and amended. References to sections, exhibits, and the like refer to those in or
attached to this Agreement unless otherwise specified.   "Including" means
"including but not limited to". "Or" means one or more, or all, of the alternatives listed or described. "Herein", "hereof", "hereunder", etc. mean in, of, under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where the reference appears).

                       2.  PURCHASE OF NOTES; PAYMENTS

          2.01 -- Purchase of Notes. Subject to the satisfaction of the conditions precedent set forth in Section 7, and on the terms and conditions set forth in this Section 2, on the Funding Date for each Lease, Borrower shall issue the related Note to Lender and Lender shall purchase that Note from Borrower. The Financed Amount for each Lease shall be at least $25,000. At no time shall the aggregate Financed Amount for Partial Recourse Notes exceed $1,000,000. Each Note shall be purchased for its face amount, which shall equal the Financed Amount for the related Lease. Borrower shall give Lender written notice of its election of either the Fixed Interest Rate or the Floating Interest Rate. Each Note shall bear interest at its relevant Interest Rate, taking into account whether such Note is a Full Recourse Note or a Partial Recourse Note. Each Note shall have level monthly principal-and-interest (mortgage-style) amortization, payable for the lesser of (a) 60 months, or (b) the number of months as there are remaining scheduled monthly rental payments in that Lease. Unless terminated under Section 8.02, Lender's Commitment to purchase Notes pursuant to this Agreement shall expire at 2:00 p.m., Atlanta time, on January 31, 1997.

          2.02 -- Procedure for Purchase of Notes. Borrower shall notify Lender, by 10:00 a.m. (Atlanta time) at least two Business Days before a proposed Funding Date, of (a) the date proposed for that Funding Date, (b) the Equipment Cost, rent, and rent payment dates for each Lease to be financed on that Funding Date, (c) a description (by type) of each Equipment Portion to be financed on that Funding Date, and (d) whether the Note for the proposed Lease is to bear interest at the Fixed Interest Rate or the Floating Interest Rate. Borrower shall include with each such notice a copy of each lease proposed to be financed, together with a copy of the related lease application, credit approval report, credit bureau report, invoice(s), bill(s) of sale, and other documentation requested by Lender. With respect to Full Recourse Notes, Borrower shall also provide Lender with the financial statements of the Lessee under the related Lease, and with any other information Lender might request with respect to such Lessee. If Lender approves such lease as a basis for a loan hereunder, which approval shall be at Lender's sole discretion, then, at Lender's offices at 2300 Northlake Centre Drive, Tucker, Georgia 30084 (or such other location as the parties hereto agree upon), not later than 2:00 p m. (Atlanta time) on the appropriate Funding Date, upon fulfillment of the conditions set forth in Section 7, Lender will purchase the related Note from Borrower, with general corporate funds, pursuant to Section 2.01.

          2.03 -- Unused Line Fee. Borrower shall pay Lender an unused line fee of .25 % per annum of the amount by which the average outstanding aggregate Financed Amount hereunder for the quarter are less than $2,000,000. The unused line fee shall be payable quarterly in arrears on the first day of each May, August, November and February.

                   3.  SECURITY  FOR BORROWER'S OBLIGATIONS

          3.01 -- Security Interest in Collateral. To secure Borrower's obligations to Lender under each Note and the other Basic Documents to which Borrower is or becomes a party, Borrower shall execute and deliver to Lender, on each Funding Date, a supplement to the Security Agreement (a "Supplement") , substantially in the form of Schedule A to the Security Agreement, specifically granting to Lender a security interest in each Lease and Equipment Portion being financed on such Funding Date.

          3.02 -- Set-Off Rights. If Borrower becomes insolvent, or any Event of Default occurs, any indebtedness that Lender or any of its affiliates then owes to Borrower, and any other property of Borrower that Lender or any of its affiliates then holds, may be offset and applied toward the payment of any obligation of Borrower to Lender under the Basic Documents, whether or not any such other obligations is then due.


                           4.  PAYMENTS BY BORROWER

          4.01 -- How Payments Are Made. Borrower shall make its payments and prepayments of principal and interest due on the Notes, and all other amounts payable by Borrower to Lender under the Basic Documents, to Lender at P.O. Box 4431, Atlanta, Georgia 30302, Reference: MLC Group (or at such other place in the United States as Lender from time to time specifies to Borrower) , by check (or, of requested by Lender, in immediately available funds) and in Dollars, on the date when due. If any payment due under the Basic Documents comes due on a day which is not a Business Day, such payment shall instead be made on the following Business Day, and interest shall accrue at the applicable rate to the day of payment.

          4.02 -- Right to Prepay. Unless a Default exists, Borrower shall have the right to prepay the outstanding principal amount of any Note at any time in whole or in part. Borrower shall give to Lender at least 10 days' prior written notice (which notice shall be irrevocable) of the date and principal amount of any such prepayment. Upon any prepayment of any Note under this Section 4.02, Borrower shall pay all accrued and unpaid interest on the prepaid principal of such Note to the date of prepayment, plus any applicable Prepayment Fee. Partial prepayments shall be applied against principal installments in their inverse order of maturity.

          4.03 -- Mandatory Prepayments. If a Lease Default, Event of Loss, or Termination exists for a Lease for which no replacement has been made under Section 7.03 of the Security Agreement, Borrower shall at Lender's election prepay the Note executed in connection with that Lease in accordance with Section Section 7.01 and 7.02 of the Security Agreement, and no Prepayment Fee shall be due. Upon acceleration of the Notes pursuant to
Section 8.02, Borrower shall prepay such Notes, plus any applicable Prepayment Fee.

          4.04 -- Interest on Past Due Amounts. The interest rate on any amounts that are past due (by acceleration or otherwise) and at any time outstanding under any Note or from Borrower under any other Basic Document shall (to the extent permitted by law) be increased, from the due date until payment in full, to a rate equal to 3% per annum above the Prime Rate, payable on demand.

          4.05 -- Limit on Interest Payable. The amount of interest due or payable under this Agreement or any Note shall not in any event exceed the maximum allowable by applicable law, and this sentence shall override any contrary provision in this Agreement or any Note.

          4.06 -- Payment of Partial Recourse Notes Upon Lease Default. If the underlying Lease for a Partial Recourse Note is more than 90 days past due, Borrower shall immediately notify Lender, and Borrower shall stop making payments under that Partial Recourse Note. In the event the Lessee under the Lease related to the Partial Recourse Note for which a Lease Default has occurred does not remit the past due rental payments to Borrower within 15 days following Borrower's notification, Lender shall reimburse Borrower for the lesser of (a) 3 months of past due rental payments under the related Lease, or
(b) the actual payments made to Lender under the Partial Recourse Note for which no rental payments were received by Borrower under the related Lease.

                5.  BORROWER'S REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

          5.01 -- Corporate Standing. Borrower is a duly organized corporation existing in good standing under the laws of Virginia, has the corporate power and legal authority to own or lease its properties and to carry on its business as now conducted and as now proposed to be conducted, and is duly qualified to do business in all jurisdictions wherein the failure to qualify could have any adverse effect on Borrower's financial condition or ability to perform its obligations to Lender.

          5.02 -- Corporate Powers. Borrower's execution, delivery, and performance of the Basic Documents to which it is (or is to become) a party are within Borrower's corporate powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary corporate action on Borrower's part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Borrower or any agreement or instrument to which Borrower is a party or to which it or any of its property is subject.

          5.03 -- Binding Effect. The Basic Documents to which Borrower is (or is to become) a party are (or will be when executed and delivered) legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally.

          5.04 -- Litigation. There are no pending or (to the best of Borrower's knowledge after due inquiry) threatened actions or proceedings before any court or administrative agency which may be expected to have a materially adverse effect on Borrower's business or financial condition or which seek to question or set aside any of the transactions herein contemplated.

          5.05 -- Financial Statements. To Borrower's best knowledge, the audited balance sheet as of March 31, 1995, as certified by Deloitte Touche Tohmatsu International or Borrower and its consolidated subsidiaries, and the related results of operations for the year then ended, have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of such date and results of operations for such period, and since March 31, 1995, there has been no materially adverse change in Borrower's business, assets, operations, or condition (financial or otherwise).

          5.06 -- Taxes. Borrower has filed all tax returns which it is or was required to file, and has paid all taxes shown to be due and payable on those returns or on any assessment received by it, except such taxes of Borrower, if any, as are being contested diligently in good faith, and by appropriate proceedings, and as to which adequate reserves have been provided in accordance with GAAP.

          5.07 -- Location of Offices. Borrower's chief executive office and principal place of business, and the place where Borrower keeps its financial records concerning the Collateral, is located at its address set forth in
Section 10.02.

          5.08 -- Governmental Consents. Neither the execution, delivery, and performance of any of the Basic Documents, nor the consummation of any of the transactions contemplated thereby, requires the consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any federal, state, or foreign governmental authority or agency (including any judicial body) except for the filing of UCC-1 financing statements for each Lease with the Virginia Corporation Commission and the necessary filings (including in each case Borrower's assignment to Lender) against each Lessee.

          5.09 -- Absence of ERISA Liability. Each employee pension benefit plan (as defined in Section 3 (2) of the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA")) of Borrower is in compliance with the applicable provisions of ERISA and of the Internal Revenue Code of 1986, as from time to time amended, in all respects, except to the extent that noncompliance would not be materially adverse to Borrower's business, assets, financial condition, or ability to perform its obligations under the Basic Documents.

          5.10 -- Investment Company Status. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          6.  AFFIRMATIVE COVENANTS

         So long as any Note, or any amount owed by Borrower under any other Basic Document, remains outstanding or unpaid or Lender has any Commitment hereunder:

          6.01 -- Financial Statements. In addition to the reports required by Section Section 6.09 and 6.10, Borrower shall furnish to Lender:

                 (a) within 45 days after the end of each of the first three quarters in each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as, of the end of such quarter prepared in accordance with GAAP and setting forth in each case in comparative form figures for the corresponding period in the preceding year, all in reasonable detail and certified by Borrower's chief financial officer (to his or her best knowledge), subject to changes resulting from year-end adjustments;

                 (b) within 120 days after the end of each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries, for such year, and the balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, and certified to Borrower by its independent certified public accountants and to Lender by a financial officer of Borrower (to his or her best knowledge) , as presenting fairly the financial position and results of operations of Borrower and its consolidated subsidiaries and as having been prepared in accordance with GAAP;

                 (c) within 120 days after the end of each fiscal year, personal financial statements of each Guarantor;

                 (d) within two Business Days after any officer of Borrower obtains knowledge of any Default, an Officer's Certificate specifying its nature, the period of its existence, and what action Borrower proposes to take with respect to it; and

                 (e) promptly upon request, such other data or information (financial or otherwise) regarding Borrower or the Collateral as Lender from time to time reasonably requests.

          6.02 -- Inspection of Collateral and Records. Borrower shall permit (and shall cause each Lessee to permit) any person(s) from time to time designated in writing by Lender, at Lender's expense (or at Borrower's expense if a Default exists at the time), to visit and inspect any of the Collateral and Borrower's (or any Lessee's) records with respect to the Collateral, at such times as Lender reasonably requests, and to discuss Borrower's affairs, finances, and accounts with Borrower's officers. No such inspection shall unreasonably interfere with Borrower's (or any Permitted Lessee's) operations or maintenance. Lender shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Borrower agrees to reimburse Lender for the costs and expenses incurred by Lender in connection with up to 2 audits each fiscal year, not to exceed a maximum amount of $2,500 for each such audit.

          6.03 -- Corporate Existence. Except as permitted by Section 6.04, Borrower shall maintain its corporate existence in good standing in the jurisdiction of its incorporation and in all jurisdictions where qualification is necessary (except in any jurisdiction in which the failure to qualify would have no materially adverse effect on its business or on its ability to carry out its obligations under the Basic Documents to which it is (or is to become) a party). Borrower shall preserve and renew its rights (charter and statutory) , patents, and franchises, unless Borrower determines in good faith that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss thereof will not adversely affect Lender's rights or Borrower's business, assets, operations, condition (financial or otherwise).

          6.04 -- Merger, etc. Borrower shall not consolidate or merge with any other Person, or convey, transfer, or lease all or substantially all of its assets as an entirety to any Person, without Lender's prior written consent, unless:

                 (a) the corporation formed by such consolidation or the Person who acquires by conveyance, transfer, or lease all or substantially all of Borrower's assets as an entirety (the "Successor") or, in the case of a merger, Borrower (as the surviving corporation), (i) executes and delivers to Lender an agreement, in form and substance satisfactory to Lender, containing an assumption by the Successor of the due and punctual performance and observance of Borrower's obligations under the Basic Documents to which Borrower is then a party, and (ii) makes such filings and recordings as are necessary or desirable to preserve Lender's rights under the Basic Documents after such consolidation, merger, conveyance, transfer, or lease with or to the Successor;

                 (b) immediately after giving effect to such transaction, (i) no Default exists and (ii) Borrower's or the Successor's, as the case may be, business, assets, operations, condition (financial or otherwise), and financial and other ability to perform its obligations under the Basic Documents will not be adversely affected by such transaction in any material respect; and

                 (c) Borrower or the Successor delivers to Lender, promptly upon consummation of such transaction, an Officer's Certificate stating that the conditions precedent set forth in Section 6.04(a) have been complied with and an opinion of counsel for Borrower or for the Successor, in form and substance satisfactory to Lender, stating that the agreements entered into to effect such consolidation, merger, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor (or in the case of a merger, by Borrower) and that they (and the Basic Documents so assumed) constitute legal, valid, and binding, obligations of the Successor (or in the case of a merger, of Borrower) , enforceable in accordance with their terms (to the same extent as the Basic Documents so assumed were enforceable against Borrower immediately before such transaction); and that all conditions precedent which are legal in nature provided for in this Agreement and relating to such transaction have been fulfilled.

         Upon any such consolidation, merger, conveyance, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Borrower under the Basic documents to which Borrower is a party, with the same effect as if the Successor had been named as Borrower therein. No such conveyance, transfer, or lease of substantially all Borrower's assets as an entirety shall have the effect of releasing Borrower (or any Successor) from its liability under the Basic Documents to which it is a party. Nothing in this section shall prevent Borrower from leasing equipment to lessees in the ordinary course of Borrower's business.

          6.05 --  Compliance  with ERISA.

                 (a) Borrower will, at all times, make prompt payment of contributions that it is required to make to any employee benefit plan to which it is a party as are necessary to meet the minimum funding standards for such an employee benefit plan, as required by ERISA.

                 (b) Within two Business Days after the occurrence of any event or circumstance (including any event which is classified as a "Reportable Event" under ERISA) that might constitute grounds for termination of an employee benefit plan to which Borrower is a party by the Pension Benefit Guaranty Corporation or might result in the appointment of a trustee by a United States District Court under
         Section 4042 of ERISA to administer such employee benefit plan, Borrower will provide Lender with an Officer's Certificate describing the event or circumstance, stating the reasons (to the extent then known to Borrower) for any such action by the Pension Benefit Guaranty Corporation or a United States District Court, and specifying the action Borrower proposes to take (or tentatively proposes to take) with respect thereto. Borrower shall update such reasons and proposed course of action upon Lender's request from time to time.

          6.06 -- Payment of Taxes. Borrower shall pay and discharge all taxes, assessments, and governmental charges upon it, its income, and its properties before the date on which penalties attach thereto, except to the extent being contested diligently and in good faith by appropriate proceedings, and provided that Borrower maintains reasonable reserves on its books therefor.

          6.07 -- Maintenance of Insurance. In addition to the requirements imposed on Borrower with respect to insurance in the Security Agreement, Borrower shall maintain insurance with responsible insurance companies on such of its properties, in such amounts, and against such risks as is customarily maintained by prudent businesses operating a similar field, but in any event to include loss, damage, windstorm, fire, theft, extended coverage, and product liability insurance in amounts satisfactory to Lender, which insurance shall not be cancelled or reduced by Borrower unless with the prior written consent of Lender, or by Borrower's insurer unless with at least 30 days' advance written notice to Lender thereof. Borrower shall file with Lender upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby, and the insured(s) with respect thereto, and, within 30 days after notice in writing from Lender obtain such additional insurance as Lender may reasonably request.

          6.08 -- Maintenance of Property and Management. Borrower shall maintain its property in good working condition and its management reasonably satisfactory to Lender.

          6.09 -- Lease Status Reports. Borrower shall, monthly, within 30 days of the end of each month, furnish to Lender a current schedule of the Leases which shall include, with respect to each Lease: (a) the name of the Lessee, (b) the amount and aging of the monthly payment(s) due under the Lease,
(c) the total of the remaining lease payments, and (d) any then-existing default(s).

          6.10 -- Notice of Lease Default. Promptly, upon its obtaining knowledge thereof, Borrower will notify Lender orally, confirmed promptly in writing, of the occurrence of any default under any Lease, except that any default in making scheduled rental payments shall be sufficiently disclosed if reflected in the following monthly report under Section 6.09.

          6.11 -- Verification of Lease. If a Default exists, Lender may, at any time in its sole discretion, contact any or all Lessees in order to verify the validity and status of the Leases. Upon Lender's request from time to time, Borrower shall deliver to Lender a current list of addresses and telephone numbers of all Lessees.

                           7.  CONDITIONS PRECEDENT

          7.01 -- Conditions to Purchase of Initial Note. Lender's obligation to purchase the initial Note on the first Funding Date is subject to the satisfaction (or Lender's waiver) of the following conditions precedent and Lender's receipt on or before such initial Funding Date of the following, in form and substance satisfactory to Lender:

                 (a) a certificate of Borrower's secretary, dated on or before the Funding Date, certifying attached copies of the resolutions of Borrower's board of directors evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party, and showing the names and specimen signature(s) (or copies thereof) of Borrower's officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party,

                 (b)  an executed  Security Agreement,

                 (c) an opinion from Borrower's counsel, substantially in the form of Exhibit C, and

                 (d) an executed UCC-l financing statement, covering all the Collateral generally, executed by Borrower as debtor in favor of Lender as secured party.

          7.02 -- Conditions to Purchase of All Notes. Lender's obligation to purchase each Note (including the initial Note) is subject to the additional conditions precedent that:

                 (a) Lender shall have received the following, each dated as of the pertinent Funding Date, in form and substance satisfactory to
         Lender:

                          (1)  the Note for the related Lease,

                          (2)  an executed Supplement for that Lease,

                          (3) the original chattel paper counterpart of that Lease, with a certificate of an officer of Borrower certifying that it is the only chattel paper counterpart of that Lease, that there are no amendments, modifications, waivers, or consents pertaining to that Lease (other than those, if any, attached to that certificate), and that to Borrower's knowledge, no Lease Default exists and no Event of Loss has occurred to any equipment included in the related Equipment Portion,

                          (4) a certificate of insurance describing in reasonable detail the insurance maintained with respect to the Equipment Portion(s) pertaining to that Funding Date, and

                          (5)  such additional opinion(s) and other
                 document(s) as Lender reasonably requests;

                 (b) Borrower's representations and warranties in the Basic Documents shall be true and accurate as though made on and as of such Funding Date;

                 (c) no Default shall exist or shall result from Lender's purchase of such Note;

                 (d) all filings, recordings, and other actions necessary to establish, protect, preserve, and perfect Lender's interests under the Security Agreement (including assignments in favor of Lender, of filings by each Lessee in favor of Borrower, under each Lease then being financed) shall have been duly made or taken;

                 (e) all necessary consents, approvals, licenses, permits, declarations, or registrations then required in connection with the execution, delivery, performance, validity, and enforceability of the Basic Documents and the transactions contemplated thereby shall have been obtained;

                 (f) Lender shall have received evidence satisfactory to it that Borrower has good title to each Equipment Portion under each Lease then being financed, free of any Lien other than the Lien of this Agreement and any Permitted Lien not of record;

                 (g) in Lender's reasonable judgment, since December 31, 1995, no materially adverse change shall have occurred to Borrower's business, financial condition, or operations;

                 (h) no Regulatory Change shall have occurred since December 31, 1995 that, in Lender's judgment, imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements relating to any extensions of credit or other assets of or any deposits with or other liabilities of Lender or any of its affiliates, or the manner in which Lender or any of its affiliates funds (or allocates funds, on its books, for) investments in any of the Notes; and

                 (i) the lease proposed to be funded by that Note is satisfactory to Lender in its sole discretion (and Borrower agrees that Lender has the right not to advance against any particular lease).

                       8.  EVENTS OF DEFAULT; REMEDIES

          8.01 -- Events of Default. Each of the following shall constitute an "Event of Default":

                 (a) Borrower fails to make any payment due from Borrower on any Note (excluding, for avoidance of doubt, any payment for which Lender's recourse is limited to the Collateral) or under any other Basic Document within five days after it becomes due;

                 (b) any representation or warranty made by Borrower in the Basic Documents, or in any certificate or other document that it furnishes pursuant to the Basic Documents, is incorrect in any material respect when made;

                 (c) Borrower fails to maintain any insurance required of it by the terms of the Security Agreement;

                 (d) Borrower fails to provide Lender with the Officer's Certificate required by Section 6.01(c) or 6.05(b) within two Business Days after any of Borrower's officers obtains notice of a Default or the ERISA related event or circumstance occurs, respectively;

                 (e) Borrower fails to perform any other covenant or agreement in the Basic Documents, and (if remediable) such failure to perform continues for 30 days after Borrower's receipt of notice of such default from Lender;

                 (f) Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) files a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (5) fails to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code;

                 (g) a proceeding or case is commenced, without Borrower's application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or of all or a majority of its assets, or (3) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 60 days; or an order for relief against Borrower is entered in an involuntary case under the federal Bankruptcy Code;

                 (h) loan, lease, or deferred purchase obligations of Borrower to any Person other than Lender or any affiliate of Lender's and totaling more than $250,000, or to Lender or any affiliate of Lender's in any amount, are in default after the expiration of any applicable grace period, if the effect of such default is to permit such obligations to be accelerated or otherwise declared to be due and payable prior to their stated maturity, or Borrower defaults in the payment when due of more than $250,000 of loan, lease, or deferred purchase obligations to any Person other than Lender or any affiliate of Lender's, or any amount of such obligations to Lender or any affiliate of Lender's;

                 (i) one or more judgment(s) is/are rendered by one or more court(s) of competent jurisdiction against Borrower for a total of more than $100,000 and is/are not stayed or discharged, or fully bonded against, within 30 days of the date of entry; or

                 (j) any "Reportable Event" under ERISA shall have occurred, or any finding or determination shall be made with respect to an employee benefit plan to which Borrower is a party under Section 4041(c) or (e) of ERISA, or any fact or circumstance shall occur with respect to an employee benefit plan to which Borrower is a party, that, in Lender's opinion, provides grounds for the commencement of any proceeding under Section 4042 of ERISA, or any proceeding shall be commenced under Section

         4042 of ERISA with respect to an employee benefit plan to which Borrower is a party.

                 (k) any event of the types described in clauses f, g, h, i, and j occurs with respect to Guarantor, or Guarantor repudiates, denies liability under, or defaults under the Guarantee, or the Guarantee for any reason fails or ceases to be an enforceable agreement of Guarantor's.

          8.02 --  Remedies.  If an Event of  Default (other than under
Section 8.01 (f) or (g)) exists, Lender may declare all Notes to be immediately due and payable, whereupon all Notes shall become and be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which Borrower hereby waives, and the Commitment shall terminate; provided, however, Borrower shall not be required to make payment on any Note beyond the amount which is recourse to Borrower. If an Event of Default under Section 8.01(f) or (g) occurs, all Notes automatically shall become immediately due and payable and the Commitment automatically shall immediately terminate, without presentment, demand, protest, or notice of any kind, all of which Borrower hereby waives; provided, however, Borrower shall not be required to make payment on any Note beyond the amount which is recourse to Borrower.

                          9.  BORROWER'S INDEMNITIES

          9.01 -- Indemnity. Borrower assumes liability for, and agrees to indemnify each Indemnitee against, and on written demand to pay, or to reimburse each Indemnitee for the payment of, any and all Liabilities.

         "Liabilities" means any and all liabilities, obligations, losses, damages, taxes, penalties, claims, and expenses, including legal fees and expenses, of whatsoever kind and nature imposed on, incurred by, or asserted against any Indemnitee relating to or arising out of any Lease, any Equipment Portion, any Basic Document, or the enforcement against Borrower of any of the terms of the Basic Documents.

         However, this Section 9.01 shall not require Borrower to pay or indemnify any Indemnitee under this section (i) for any Liability to the extent resulting from such Indemnitee's acts of gross negligence or willful misconduct; (ii) for any cost or expense relating to the preparation, execution, delivery, or enforcement of the Basic Documents (Borrower's duties in respect of such costs and expenses being set forth in Section 10.03); (iii) for any Liability that such Indemnitee incurs to the extent resulting from such Indemnitee's breach of any of its representations, warranties, or covenants in any Basic Document, or from its disturbance of any Permitted Lessee's rights under any Lease (except to the extent permitted by that Lease); or (iv) for any Liability with respect to transfer taxes or other expenses payable with respect to the transfer of any Note, other than a transfer after the occurrence of an Event of Default.

         If any Indemnitee becomes aware of any claim or liability required to be indemnified against under this Section 9.01, such Indemnitee shall promptly notify Borrower, but the failure to do so shall not relieve Borrower from any liability that it otherwise would have to such Indemnitee under this section except to the extent that such failure (x) materially adversely affects Borrower's defense rights or (y) increases Borrower's liability. Upon an Indemnitee's request, the defense of any Liability for which Borrower would be required to indemnify such Indemnitee hereunder shall be conducted by Borrower, with counsel selected by Borrower and reasonably satisfactory to Lender. However, if the defense of any such Liability is conducted by Lender, Lender shall select the counsel to conduct it, but shall consult with Borrower as to such selection; provided, that the decision as to which counsel to select shall be and remain Lender's.

         Borrower shall be obligated under this Section 9.01 irrespective of whether the Indemnitee is also indemnified with respect to the same matter under any other Basic Document or other document by any other Person, and the Indemnitee may proceed directly against Borrower under this Section 9.01 without first resorting to any such rights of indemnification. Upon the payment in full of any indemnities due and owing under this Section 9.01, Borrower shall be subrogated to any right of the Indemnitee in respect of the
matter against which indemnity has been given.   Borrower's indemnities in this
section shall survive expiration or termination of the Security Agreement and payment in full of the Notes.

         Any payment or indemnity pursuant to this Section 9.01 shall include the amount, if any, necessary, to hold the Indemnitee harmless on an after-tax basis from all taxes required to be paid by such recipient with respect to such payment or indemnity under laws of any federal, state, or local government or taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof. The amount of any payment or indemnity required under this section shall be determined by the Indemnitee reasonably and in good faith, and that determination shall be conclusive. Upon Borrower's request and at Borrower's expense, the Indemnitee will provide Borrower with a summary explanation of the basis for the Indemnitee's computations.

                              10.  MISCELLANEOUS

          10.01 -- No Waivers: Cumulative Remedies. No failure or delay in exercising any power or right under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power under any Basic Document. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

          10.02 -- Notices. All communications and notices provided for under this Agreement shall be in writing (including telecopy), shall be in English, and shall be mailed by certified mail (return receipt requested) or otherwise delivered to the parties at the following addresses:

         if to Lender:            NationsBanc Leasing Corporation
                                  2300 Northlake Centre Drive
                                  Tucker, Georgia 30084
                                  Attention: Jack S. Rives
                                  Fax: (770) 270-8441

         if to Borrower:          MLC Group, Inc.
                                  11150 Sunset Hills Road, Suite 110
                                  Reston, Virginia 22090
                                  Attention:  Kleyton Parkhurst
                                  Fax: (770) 834-5718

or, as to each party, at such other address as it designates by notice to each other party. Each such notice shall be effective upon delivery.

          10.03 -- Transaction Expenses. Borrower will pay on demand all out-of-pocket expenses reasonably incurred in connection with the preparation, execution, delivery, administration, and enforcement of the Basic Documents, or in connection with any scheduled closing that is postponed or canceled, including (i) all fees and expenses of Troutman Sanders LLP, special counsel to Lender; (ii) all UCC filing and lien search fees; (iii) all fees and expenses (including legal fees and expenses) of Lender in connection with actual or proposed amendments, waivers, or consents to or under this Agreement or the other Basic Documents; and (iv) all fees and expenses (including legal fees and expenses) of Lender in connection with the actual or proposed enforcement of any Basic Document against Borrower during the existence of any Default.

          10.04 -- Amendments. Any provision of the Basic Documents may be amended, terminated, waived, or otherwise modified only in writing by Borrower and Lender.

          10.05 -- Successors and Assigns. This Agreement shall bind and benefit Lender and Borrower and their successors and assigns, except that Borrower may not assign or transfer its rights under this Agreement without Lender's prior written consent. Lender may at any time sell, assign, grant participation(s) in, or otherwise transfer any Note and Lender's rights relating to such Note, in whole or in part.

          10.06 -- Governing Law.   This Agreement shall be governed by the
laws of Georgia   (excluding any  conflict-of-laws rule that would apply the laws of any other jurisdiction).

          10.07 -- Headings. Section headings used in this Agreement are for convenience only and are not a substantive part of this Agreement.

          10.08 -- Execution in Counterparts. This Agreement may be executed in separate counterparts.

          10.09 -- Survival. All representations, warranties, and covenants in this Agreement or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the Security Agreement, and shall continue until all Notes have been fully and finally paid, all Borrower's other obligations to Lender under this Agreement or the Security Agreement have been fully and finally discharged, and Lender has terminated this Agreement in writing.

          10.10 -- Severability. If any part of any provision contained in this Agreement, or any document contemplated hereby, is or becomes invalid or unenforceable under applicable law, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions.

          10.11 -- Further Assurances. Borrower shall duly execute and deliver (or cause to be duly executed and delivered) any instrument, invoice, document, waiver, consent, or other writing that Lender deems necessary or appropriate to carry out the terms of this Agreement or any of the other Basic Documents.

          10.12 -- Commercial Transactions . Borrower hereby acknowledges that its obligations hereunder arise out of a "commercial transaction" (as defined in O.C.G.A. Section 44-14-260(1), concerning foreclosure of interests in personal property), and agrees that after any Event of Default, Lender shall have the right to an immediate writ of possession without notice or hearing. BORROWER KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ANY NOTICE OR POSTING OF A BOND BY LENDER PRIOR TO SEIZURE BY LENDER (OR LENDER'S TRANSFEREES, ASSIGNS, OR SUCCESSORS IN INTEREST) OF THE COLLATERAL OR ANY PORTION THEREOF. This is intended by Borrower as a "waiver" as defined in O.C.G.A. Section 44-14-260(3) (relating to foreclosure of interests in personal property).

          10.13 -- Time is of the Essence. Time is of the essence of this Agreement.

          10.14 -- Entire Agreement. This Agreement and the Security Agreement (and, when executed and delivered, each Note and Supplement) shall embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

          10.15 -- Consent to Jurisdiction. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA, in any action or proceeding arising out of or relating to this Agreement or any of the other documents or agreements described or contemplated herein, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States federal or state court. Service of copies of the summons on Borrower in any such action or proceeding may be made by mailing or delivering a copy of such process to Borrower in accordance with Section 10.02.

          10.16 -- Waiver of Trial by Jury. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO A TRIAL BY JURY in any action or proceeding relating to transactions arising out of or relating to this Agreement or any of the other documents described or contemplated herein.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement.


[Seal]                                      MLC Group, Inc.

Attest:


/s/ KLEYTON L. PARKHURST                    By: /s/ BRUCE M. BOWEN
         SECRETARY                             --------------------------------
- ----------------------------------                  BRUCE M. BOWEN
Secretary                                   Title:  PRESIDENT
                                                  -----------------------------



                                            NATIONSBANC LEASING CORPORATION



                                            By: /s/ JACK RIVES
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------